                                                                   Exhibit 10.10


                                 PROMISSORY NOTE
                            SECURED BY DEED OF TRUST

                (HOUSING RELOCATION LOAN - I.R.C.(s)1.7872-5-(T))


$2,888,610

                                                               December 31, 2001
                                                           Palo Alto, California

         FOR VALUE RECEIVED, the undersigned GARY L. GRENTER ("Mr. Grenter" or "Employee") and JANE E. GRENTER ("Mrs. Grenter"), husband and wife (jointly and severally, "Borrowers"), hereby promise to pay to KYPHON, INC., a Delaware corporation, or order ("Holder" or "Company"), at 1350 Bordeaux Drive, Sunnyvale, California, or such other place as Holder may from time to time designate by written notice to Borrowers, in lawful money of the United States, the principal sum of Two Million Eight Hundred Eighty Eight Thousand Six Hundred Ten Dollars ($2,888,610), all as more specifically set forth herein. To the extent permitted by the temporary regulations under Section 7872 of the Internal Revenue Code of 1986, as amended (the "Code"), this Note is intended as a relocation loan; provided, however, that in the event of any maturity event described in Section 3 hereof, the entire outstanding principal balance and any other amounts due pursuant to this Note shall immediately thereafter become due and payable. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Employment Agreement between Holder and Mr. Grenter dated July 16, 2001 (the "Employment Agreement").

                                    RECITALS
                                    --------

     A. Employee is employed by the Company as its President and Chief Executive Officer.

     B. Employee has relocated his residence in order for employee to perform his duties as an employee of the company.

     C. Borrowers desire that the Company lend to Borrowers the sum of Two Million Eight Hundred Eighty Eight Thousand Six Hundred Ten Dollars ($2,888,610) to assist Borrowers in purchasing a new principal residence.

     1.   Payment: The principal and interest due pursuant to this Note shall be
          -------
paid as follows:

               (a) Upon the occurrence of a Maturity Event (as defined herein), Borrowers shall pay to Holder all amounts due under this Note, including all unpaid principal.

               (b) Subject to earlier prepayment in accordance with this Note, including, without limitation, Section 3 below, the entire outstanding principal balance of this Note and any other sum due hereunder shall be due and payable in full on the ninth (9th) anniversary of the date of this Note.

          (c) Principal and any other amounts due under this Note shall be payable in lawful money of the United States. Each payment shall be applied first to any other amounts payable hereunder as designated by Holder, and then to reduce principal.

          (d) All payments made hereunder shall be made by Borrowers and clear of, and without deduction for, any and all present and future taxes, levies, charges, deductions and withholdings. Borrowers shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, performance and enforcement of this Note.

          (e) Beginning on the sixth (6/th/) anniversary of the date of this Note, and on each subsequent anniversary thereafter, Borrowers shall repay at least 25% of the principal balance of this Note, such that this Note shall be repaid altogether no later than the ninth (9th) anniversary of the date of this Note.

          (f) Following Holder's IPO, as to 25% of the principal balance and accrued interest of this Note on each anniversary of the effective date of such IPO, provided the fair market value of Mr. Grenter's vested option(s) to purchase Common Stock of Holder or Common Stock of Holder purchased pursuant thereto meet the valuation criteria set forth on Exhibit B on each such
                                                 ---------
anniversary date; and provided, further that if, at such time, Mr. Grenter is subject to a standstill, lock up, or similar contractual restriction that would prevent him from selling such Common Stock of Holder or has been advised by counsel to the Holder that such sale is not then permissible under applicable securities laws as they apply to Mr. Grenter and the Holder, then such portion of the principal balance and accrued interest of this Note shall be due and payable as soon as such restriction lapses and Mr. Grenter is advised by counsel to the Holder that such sale is then permissible under applicable securities laws.

     2. Security: This Note is secured by that certain Deed of Trust (the "Deed
        --------
of Trust") of even date herewith made by Borrowers, as trustors, to First American Title Insurance Company, as trustee, for the benefit of Holder, as beneficiary, which shall be recorded in the Official Records of the County of Alameda, State of California, encumbering certain real property commonly known as [DESCRIPTION OF PROPERTY], State of California (the "Property"), described with particularity in the Deed of Trust, which Borrowers intend to occupy as their principal place of residence. The Deed of Trust provides, among other things, as follows:

               "If Trustors (herein the Borrowers) shall sell, convey, encumber, grant any lien upon, or otherwise alienate the Property, or any part thereof, or any interest therein, or shall be divested of his title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the Beneficiary being first had and obtained, Beneficiary (herein the Holder) shall have the right, at its option, except as prohibited by law, to declare any indebtedness or obligations secured hereby (including, without limitation, the Note), irrespective of the maturity date specified therein, immediately due and payable."

     3. Maturity Event: Upon the occurrence of a Maturity Event (as hereinafter
        --------------
defined), the entire unpaid principal balance and all other sums due hereunder, shall become immediately due and payable without further demand or notice to Borrowers. To the extent permitted by law, any of the following events shall be a "Maturity Event" under this Note and the Deed of Trust:

               (a) Borrowers shall fail to pay any amount of the principal on this Note when due and shall fail to cure such non-payment within ten (10) days following written notice of such delinquency.

               (b) There shall occur a breach or default in the performance of any obligation of Borrowers contained in this Note or the Deed of Trust.

               (c) There shall occur a breach or default in the performance of any obligation of Borrowers in any other deed of trust or other security instrument (whether superior or subordinate in rights to the Deed of Trust) now or hereafter encumbering the Property.

               (d) Except as permitted under this Note, Borrowers shall sell, convey, encumber, grant any lien upon, or otherwise alienate the Property, or any part thereof, or any interest therein, or shall be divested of his title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the Holder being first had and obtained.

               (e) Borrowers (i) admit in writing their inability to pay debts,
(ii) make an assignment for the benefit of creditors, (iii) file a voluntary petition in bankruptcy, effect a plan or other arrangement with creditors, liquidate their assets under arrangement with creditors, or liquidate their assets under court supervision, (iv) have an involuntary petition in bankruptcy filed against them that is not discharged within sixty (60) days after such petition is filed, or (v) apply for or permit the appointment of a receiver or trustee or custodian for any of their property or assets which shall not have been discharged within sixty (60) days after the date of appointment.

               (f) The occurrence of the ninth (9/th/) anniversary of the date of this Note.

               (g) [Intentionally deleted].

     (h) The occurrence of the one hundred eighty first (181/st/) day following the voluntary termination of Mr. Grenter's employment with Holder.

               (i) The occurrence of the first (1st) anniversary following the involuntary termination of Mr. Grenter's employment with Holder.

               (j) Any representation or warranty of Borrowers contained herein or in any certificate or agreement entered into between Borrowers for the benefit of Holder in connection herewith shall prove to be false or misleading in any material respect.

               (k) Borrowers fail to execute, acknowledge and validly deliver the Deed of Trust concurrently with this Note or the Deed of Trust at any time ceases to be a valid second lien on the Property (second only to the Bank's Deed of Trust).

               (l) First American Title Guaranty company (the "Title Company") refuses to issue, within a commercially reasonable period of time, but in no event later than sixty (60) days after

Holder's request for such a policy, a title insurance policy insuring the Deed of Trust, in the amount of this Note, as a first or second lien on the Property, subject only to certain exceptions to title preprinted in such policy or otherwise reasonably acceptable to Holder.

               (m) Borrowers have failed to deliver to Holder, within ninety
(90) days after the closing of the purchase by Borrowers of the Property a copy of a U.S. FIRPTA certificate, and the state equivalent certificate, executed by seller of the Property, acceptable to Holder and providing that no withholding of any portion of the purchase prices must be withheld.

               (n) Any lien or other monetary encumbrance (other than (a) the Bank's Deed of Trust (as hereinafter defined) or (b) any lien or monetary encumbrance up to five hundred thousand dollars ($500,000) that is either (i) expressly subordinate to this Note and the Deed of Trust or (ii) a mechanic's or vendor's lien) is imposed against the Property without Holder's consent; provided, however, that in the event that any lien or monetary encumbrance is imposed against the Property without the consent of Borrowers, where consent is required under this Note, a Maturity Event shall not occur until the lien or other monetary encumbrance is imposed against the Property for a period of at least thirty (30) days; provided that such period shall be extended for up to an additional thirty (30) days in the event that such lien or encumbrance is a mechanic's or vendor's lien and Borrowers are making good faith efforts to cause the clearance of such lien or encumbrance and have provided Holder with notice, within five (5) days of either Borrower's notice of the imposition of such lien or encumbrance, of the imposition of such lien or encumbrance .

               (o) One (1) year following the death of the Employee.

               (p) Borrowers default in their obligation to pay any sum or to perform any obligation, which is secured by a deed of trust, mortgage, lien, or other encumbrance on the Property (other than the Deed of Trust).

     4.   Late Charge: Because the actual damage to Holder resulting from any
          -----------
default by Borrowers in the payment of any installment of principal or other amounts due hereunder when due is impractical and extremely difficult to ascertain, in addition to its other rights and remedies, Holder shall be entitled to recover six percent (6%) of the amount of any such delinquent installment as liquidated damages, if Borrowers fail to pay any installment within ten (10) days after Borrowers receive written notice from Holder of the amount due and owing.

     5.   Borrowers' Representations: Borrowers hereby make the following
          --------------------------
representations and warranties to the Holder and acknowledge that Holder is relying on such representations in making the loan:

               (a) Borrowers shall at all have good and marketable title to the Property free and clear of any security interests, liens or encumbrances other than (i) the Deed of Trust; (ii) that one certain deed of trust on the Property in favor of a lender reasonably acceptable to Holder not to exceed the amount of five hundred thousand dollars ($500,000) (the "Bank's Deed of Trust") where such lender has loaned Borrowers money for the purpose of assisting Borrowers in the purchase of the Property or the payment of the amounts due under this note Note and Borrowers have paid to

Holder, dollar for dollar, the amount of such loan, which the Bank's Deed of Trust secures, and (iii) those security interests, liens or encumbrances otherwise permitted under this Note.


               (b) The consent of no other person or entity is required to grant to Holder the security interest in the Property evidenced by the Deed of Trust.

               (c) There are no actions, proceedings, claims, or disputes pending or, to the Borrowers' knowledge, threatened against or affecting Borrowers or the Property.

               (d) Borrowers have signed, acknowledged (where applicable) and delivered to Holder true, correct and complete copies of this Note, the Deed of Trust, the Rider to Deed of Trust and the Certificate of Employee.

               (e) Borrowers shall use the proceeds of this indebtedness solely for the purpose of purchasing the Property.

               (f) That the Company has made no representation or warranty to Borrowers concerning the income tax consequences of the loan to Borrowers and Borrowers shall be solely responsible for ascertaining and bearing such tax consequences.

               (g) Borrowers understand that both the proceeds of this indebtedness and this Note are not transferable by Borrowers and are conditioned on the future performance of substantial services by the Employee. In connection herewith, Borrowers shall execute a Certificate of Maker in the form attached hereto as Exhibit A and incorporated herein by reference.

               (h) The proceeds of this indebtedness shall be used only to purchase a principal residence of Borrowers being acquired in connection with the commencement of employment at a "new principal place of work" within the meaning of Section 217 of the Internal Revenue Code of 1986.

               (i) The Former Residence shall not be converted to business or investment use.

     6.   Borrowers' Additional Obligations: Borrowers shall take any and all
          ---------------------------------
further actions that may from time to time be required to ensure that the Deed of Trust creates a valid second priority lien (second only to the Bank's Deed of Trust) on the Property in favor of the Holder as security for the Note. Except as expressly provided in this Note, Borrowers shall not further encumber the Property or permit any lien to encumber the Property. Upon request by Holder, but not more frequently than once during any calendar year, Borrowers shall furnish evidence reasonably satisfactory to the Holder that: (i) Borrowers have good and marketable title to the Property; (ii) the consent of no other person or entity is required to grant a second priority security interest (second only to the Bank's Deed of Trust) in the Property to the Company; (iii) the Deed of Trust is a second priority security interest in the Property (second only to the Bank's Deed of Trust), and (iv) there are no other deeds of trust, mortgages or encumbrances against the Property other than the Bank's Deed of Trust. If it should be hereafter determined that there are defects against title or matters which could result in defects against title to the Property, or that the consent of another person or entity is required to grant to and perfect in the Holder a valid second priority lien on the Property (second only to the Bank's Deed of Trust), Borrowers shall promptly take all action necessary to remove such defects and to obtain such consent and grant (or cause to be granted) and perfect such lien on the Property. Failure of the Deed of Trust to be a valid second lien against the Property (second only to the Bank's Deed of Trust) shall be deemed a Maturity Event as aforesaid.

     7. Subordination: Holder shall not be obligated to subordinate this Note
        -------------
unless Borrowers pay to Holder, prior to Holder's execution of any subordination agreement, the amount of the indebtedness to which Holder is to subordinate.

     8. Notice: This Note is subject to Section 2924(i) and 2966 of the
        ------
California Civil Code which provides that the holder of this Note shall give written notice to Borrowers or his successors-in-interest, of prescribed information (as set forth in said Civil Code Sections) at least ninety (90) days and not more than one hundred and fifty (150) days before any Balloon Payment is due.

     9. Attorneys' Fees: In the event that Borrowers, Employee or Company shall
        ---------------
bring any action or legal proceeding for an alleged breach of any provision of this Note or to enforce any term or covenant of this Note, the prevailing party shall be entitled to recover as a part of such action or proceeding reasonable attorneys' fees, court costs and experts' fees. The term "prevailing party" shall include, without limitation, a party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment or the abandonment by the other party of its claim or defense.

     10. Notices, Addresses and Methods: All notices and other communications
         ------------------------------
required or permitted hereunder shall be in writing and may be given by (a) personal delivery, (b) certified mail, postage prepaid, return-receipt requested, (c) courier service, fully prepaid for next business day delivery, or
(d) facsimile. Any such notice shall be properly addressed Holder at 1350 Bordeaux Drive, Sunnyvale, California 94089, Attn: Legal Department with a copy to Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304-1050, Attn: Real Estate Dept./J. Gregg Miller, Esq. or to Borrowers at [BORROWER'S ADDRESS] and shall be deemed to have been given (i) if personally delivered, when delivered, (ii) if by certified mail, return-receipt requested, when delivered or refused, (iii) if by courier service, on the next business day following deposit, cost prepaid, with Federal Express or similar private carrier, or (iv) if by facsimile, on a business day sent during business hours, then instantaneously upon confirmation of receipt of facsimile. The Company or Borrowers may change their address by giving notice of the same in accordance with this paragraph. The term "business day" shall mean a day on which national banks are open for business in San Francisco, California.

     11. Waiver: The waiver by Holder of any breach of or default under any
         ------
term, covenant or condition contained herein or in any other agreement referred to above shall not be deemed to be a waiver of any subsequent breach of or default under the same or any other such term, covenant or condition.

     12. No Usury: Borrowers hereby represent and warrant that at no time shall
         --------
the proceeds of the indebtedness evidenced hereby be used "primarily for personal, family, or household purposes" as that term is defined and used in
Article XV of the California Constitution (as amended from time to time). Anything in this Note to the contrary notwithstanding, it is expressly stipulated and agreed that the intent of Borrowers and Holder is to comply at all times with all usury and other laws relating to this Note. If the laws of the State of California would now or hereafter render usurious, or are revised, repealed or judicially interpreted so as to render usurious, any amount called for under this Note, or contracted for, charged or received with respect to the loan evidenced by this Note, or if any prepayment by Borrowers results in Borrowers having paid any interest in excess of that permitted by law, then it is Borrowers' and Holder's express intent that all excess amounts theretofore collected by Holder be credited to the principal balance of this Note (or, if this Note has been paid in full, refunded to Borrowers), and the provisions of this Note immediately be deemed reformed and the amounts therefor collectible hereunder reduced, without the necessity of execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

   13. Prepayment:  Borrowers may prepay all or any portion of this Note at any
       ----------
time prior to the Maturity Date, with no premium or penalty. Any prepayment shall be applied in order of occurrence to any and all principal repayments that are scheduled to occur under this Note.

   14. No Covenant for Employment or Advances: Employee understands and
       --------------------------------------
acknowledges that this Note and the underlying indebtedness do not modify Employee's at-will status at the Company and do not constitute an employment agreement or a promise by the Company to continue Employee's employment. Either the Company or Employee may terminate such employment relationship at any time, with or without Cause.

   15. General Provisions: This Note shall be governed by and construed in
       ------------------
accordance with the laws of the State of California. The makers of this Note hereby waive presentment for payment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, the benefit of any homestead exemption which may, by law, be waived as to this obligation, and consent that Holder may extend the time for payment or otherwise modify the terms of payment or any part of the whole of the debt evidenced by this Note, at the request of any person liable hereon, and such consent shall not alter nor diminish the liability of any person. Borrowers hereby waive the defense of the statute of limitations in any action on this Note to the extent permitted by law. Time is of the essence of this Note, the Deed of Trust and any other document executed by Borrowers in connection therewith. Liability hereunder shall be joint and several both between Borrowers and among all other persons and entities now or hereafter liable for all or any part of the Loan. The Holder may not assign this Note without the prior written consent of Borrowers, which consent Borrowers shall not unreasonably withhold or delay; provided, however, that Holder may assign this Note, without Borrowers' consent to any of the following: (a) an entity controlling, controlled by or under common control with Holder, (b) a successor entity related to Holder by merger, consolidation, nonbankruptcy reorganization, or government action, or (c) a purchaser of substantially all of Holder's assets.

   16. Acknowledgement by Borrowers: THIS NOTE, THE LOAN AGREEMENT, THE DEED OF
       ----------------------------
TRUST, AND ALL RELATED DOCUMENTATION ARE EXECUTED VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE ON THE PART OF OR ON BEHALF OF THE PARTIES HERETO, WITH THE FULL INTENT OF CREATING THE OBLIGATIONS AND SECURITY INTERESTS DESCRIBED HEREIN AND THEREIN. THE PARTIES ACKNOWLEDGE THAT: (a) THEY HAVE READ SUCH DOCUMENTATION; (b) THEY HAVE BEEN REPRESENTED IN THE PREPARATION, NEGOTIATION AND EXECUTION OF SUCH DOCUMENTATION BY LEGAL COUNSEL OF THEIR OWN

CHOICE; (c) THEY UNDERSTAND THE TERMS AND CONSEQUENCES OF THIS NOTE, THE LOAN AGREEMENT, THE DEED OF TRUST, AND ALL RELATED AGREEMENTS AND DOCUMENTATION AND THE OBLIGATIONS THEY CREATE; AND (d) THEY ARE FULLY AWARE OF THE LEGAL AND BINDING EFFECT OF THIS NOTE, THE DEED OF TRUST AND THE OTHER DOCUMENTS CONTEMPLATED BY OR ENTERED INTO IN CONNECTION WITH THIS NOTE.

                            [Signatures on next page]

     IN WITNESS WHEREOF, Borrowers have executed this Note as of the day and year first above written.

     /s/ Gary L. Grenter
     ---------------------------------------------
     GARY L. GRENTER

     /s/ Jane E. Grenter
     ---------------------------------------------
     JANE E. GRENTER

                                    EXHIBIT A
                                    ---------

                              CERTIFICATE OF MAKER

     The undersigned Maker hereby certifies to Kyphon Inc. ("Holder") as follows:

     1. Maker understands that the loan provided to Maker by Holder and evidenced by that certain Promissory Note dated December 31, 2001 is not transferable by Maker and is conditioned on the future performance of substantial services by Gary L. Grenter as an employee of Holder.

     2. Maker reasonably expects to be entitled to and will itemize deductions each year that the loan is outstanding.

     3. The proceeds of the Loan (as defined below) will be used only to purchase the principal residence of Maker being acquired in connection with the commencement of Mr. Grenter's employment at a "new principal place of work" within the meaning of Section 217 of the Code.

     4. This certificate is being delivered to Holder in connection with the making of a loan (the "Loan") in the principal amount of Two Million Eight Hundred Eighty Eight Thousand Six Hundred and Ten Dollars ($2,888,610) from Holder to Maker and with the understanding that Holder has relied on this certificate in making the Loan and in making the Loan an interest-free obligation.

December 31, 2001

                                               MAKER


                                               By: /s/ Gary L. Grenter
                                                  ------------------------------
                                                  Gary L. Grenter


                                               By: /s/ Jane E. Grenter
                                                  ------------------------------
                                                  Jane E. Grenter

                                    EXHIBIT B
                                    ---------

                        POST IPO LOAN REPAYMENT CRITERIA


   .     Valuation Period:


         - Average closing price over the last 10 business days of any 12 month period ending on the anniversary date of Holder's IPO

   .     Loan Balance Reduction:


         - If at the end of each 12 month period following the IPO, the ratio of the value of Mr. Grenter's vested, in the money options or Common Stock acquired pursuant to the exercise thereof (including any of such Common Stock which has been sold by Mr. Grenter) to the original principal balance of that certain Promissory Note dated December 31, 2001 (the "Note") is greater than or equal to the ratio shown below, the original principal balance and any other sums due under the Note will be due and payable as follows:

                                                                         Ratio             Percentage of the
                                                                                   Original Principal Balance
                                                                                   and Accrued Interest of the
                                                                                        Note Due and Payable
                                                              ---------------------------------------------------------
               12 Months Following IPO                                    0.75                 25%

               24 Months Following IPO                                    1.50                 50%

               36 Months Following IPO                                    2.25                 75%

               48 Months Following IPO                                    3.00                100%

               60 Months Following IPO                                    3.00                100%

               72 Months Following IPO                                    3.00                100%
               (continues until reduction is 100%)